EXHIBIT 10.3

LEASE

This indenture of lease is made and entered into this 15th day of December, 2015 by and between Red Bug, LLC, an Ohio Limited Liability Company, hereinafter referred to as Lessor,

and Amplex Electric, Inc., an Ohio for profit corporation, hereinafter referred to as Lessee,

WITNESSETH:

(1)
DEMISE OF PREMISES

In consideration of the rents, covenants and conditions hereafter set forth on the part of said Lessee to be paid, performed and observed, the Lessor does hereby demise, let and lease unto said Lessee the following described premises:

LEGAL DESCRIPTION ATTACHED HERETO AS EXHIBIT A AND INCORPORATED BY REFERENCE HEREIN.

(2)
USE OF PREMISES

The leased premises are to be used for office purposes for the conducting of an internet services provider business and related activities, and for no other purpose without the prior written consent of the Lessor.

(3)
TERM

To have and to hold for a term of fifteen (15) years commencing as of December 15, 2016 and ending on the 14th day of December, 2031 together with any extensions or renewals thereof as hereinafter provided.

(4)
RENT

Lessee hereby covenants and agrees to pay to Lessor as rent for said premises during the term hereof the sum of $12,500.00 dollars per month beginning on the 15th day of December, 2015 and continuing on the 15th day of each and every month thereafter during the term of the Lease.

(5)
RENEWAL OF LEASE

This lease shall be automatically renewed for successive periods of one (1) year each upon the same terms and conditions as herein after provided; provided, however, that every year the monthly rental shall continue to be adjusted in accordance with the formula as set forth in paragraph 4 hereof, and provided further

EXHIBIT 10.3

that either party may exercise its right not to renew the lease only by notifying the other party in writing of its election to exercise its right not to renew at least ninety (90) days prior to the expiration of the initial term, or any renewal term, as the case maybe.

(6)
REPAIRS AND MAINTENANCE

The Lessee expressly agrees that it will be solely responsible for maintaining the leased premises and keeping said premises clean and in good order and repair. Lessee agrees, however, to make no structural changes or alterations of the premises or the improvements thereof without first obtaining the Lessor's written consent, and any permission given by the Lessor to make structural changes or alterations, shall be on condition that the work shall be at Lessee's expense unless otherwise agreed in writing, and shall be in accordance with applicable building codes, and shall be such as not to weaken any structural building. All additions, fixtures, improvements and repairs made upon said premises by Lessee are thereafter the property of Lessor, except for any equipment necessary to the conduct of Lessee's business which Lessee shall have attached to or installed in the building without the intention to make the same a permanent installation, and which can be detached and removed without material damage.

(7)
SNOW AND ICE REMOVAL

The Lessee shall be responsible for the removal of snow and ice on the sidewalk in front of the premises.

(8)
TAXES AND ASSESSMENTS

The Lessee shall pay to the public offices charged with the collection thereof, as additional rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, assessments, license fees, excises, and other governmental charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever (including but not limited to assessments of public improvements or benefits) which shall during the term hereby demised (or any renewal thereof) be laid, assessed, levied, or imposed upon, or become due and payable as a lien upon, the leased

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premises or any part thereof, or the estate hereby created (all of which taxes, assessments, license fees, excise, levies, and other governmental charges are hereinafter referred to as "imposition"); provided, however, that if, by law, any such imposition is payable, or may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such imposition), the Lessee may pay the same together with any accrued interest on the unpaid date of such imposition in installments as the same respectively may become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest; and, provided, further, that any imposition relating to a fiscal period of a taxing authority, a part of which period is included within the term of this lease, and a part of which is included in the period of time either before the commencement of or after termination of the term of this lease, or both, shall (whether or not, during the term of this lease, such imposition shall be laid, assessed, or levied or imposed upon or become due and payable and a lien upon the demised premises or any part thereof) be adjusted as between the Lessor and the Lessee at the time for the payment thereof in case a portion of such fiscal period precedes the commencement of the lease, otherwise as of the termination of the term of this lease, so that the Lessor shall pay that portion of such imposition which that part of such fiscal period included in the period of time before the commencement or after the termination of the term of this lease bears to such fiscal period, and the Lessee shall pay the remainder thereof.

Nothing in this lease shall, however, require the Lessee to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax or tax of similar nature, payable on account of Lessor's ownership of the premises or the passing of any estate of the Lessor; nor any income or excess profit tax or taxes of similar nature that may be payable by the Lessor under any existing or future tax law of United States or of any state or any taxing authority therein, on account of the transfer of Lessor's interest in the leased premises to the Lessee or any other transferee, or on account of the receipt by Lessor of the rents herein reserved.

(9)
UTILITIES

Lessee shall during the term hereof and any renewal term pay all charges for gas, electricity, heat, water and telephone services used or supplied to the demised premises.

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(10) INSURANCE

Lessee shall, at Lessee's sole cost and expense, keep insured all buildings, structures and improvements on the demised premises against loss or damage by fire, lightning, windstorm, explosion, damage from aircraft, vehicles and smoke damage in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies. In the event of any damage to the premises caused by the negligence of the Lessee or Lessee's employees or agents, Lessee shall not be liable to Lessor to the extent that Lessor is covered by insurance.

Lessee, at Lessee's sole cost and expense, but for the mutual benefit of the Lessor, Lessee and the holder of any mortgage, shall maintain general public liability insurance against claims for bodily injury or death occurring upon, in or above the demised premises or in or about the adjoining street and passage ways, such insurance to afford protection to a limit of not less than

$1,000,000.00 in respect of bodily injury or death to any one person, and to the limit of not less than $3,000,000.00 in respect of any one accident.

All policies of insurance provided for under this section shall name the Lessor and Lessee as the insured, as their respective interests may appear, and shall also be payable if Lessor so requires to the holder of any mortgage pursuant to a standard mortgagee clause, without contribution, if obtainable. All such policies of insurance shall, to the extent obtainable provide that any loss shall be payable to the Lessor or to the holder of any mortgage, notwithstanding any act or negligence of Lessee which might otherwise result in forfeiture of said insurance.

All such policies or certificates therefor issued by the respective insurer, shall to the extent obtainable, contain an agreement by such insurer that such policy shall not be cancelled without at least thirty (30) days prior written notice to the Lessor and the holder of any mortgage to whom loss thereafter may be payable.

(11) DAMAGE OR DESTRUCTION OF LEASED PREMISES

In the event that any building or improvements constructed or installed on said premises are destroyed by fire to such an extent as to render said premises untenantable for the purpose set forth herein, then the

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Lessee shall have the right and option to immediately terminate this lease in which event an adjustment shall be made for rent up to the time of such destruction and Lessee shall have no further liability or obligation hereunder; or Lessee may elect to repair such damage at its sole expense and continue under the terms and provisions of this lease.

(12)
CONDEMNATION

In the event that any part of the premises herein demised is appropriated or otherwise taken under the power of eminent domain or by paramount authority then Lessee shall have the right and option to terminate this lease by giving thirty (30) days notice of such intention to Lessor; such option to be exercised within three (3) months of the date upon which title vests in the condemning authority. In the event that any part of the building or improvements on said premises are appropriated or taken as hereinabove described, and the Lessee does not elect to terminate this lease, the rental shall be reasonably reduced in the proportion that the value of the building or improvements so appropriated bears to the total value of the premises herein demised. In the event this lease is terminated in accordance herewith, the rental shall be adjusted to the date of termination and Lessee shall have no further duty or obligation hereunder.

(13)
COVENANTS AGAINST WASTE

Lessee shall not commit or suffer any waste or damage to any building or improvements on the demised premises.

(14)
LESSORS RIGHT OF ENTRY FOR INSPECTION OR REPAIRS

Lessee agrees that Lessor or his representatives shall have the right at all reasonable times to enter upon and to inspect the demised premises to ascertain that Lessee is carrying out the terms, conditions and provisions hereof.

(15)
SURRENDER OF POSSESSION

Lessee shall upon termination of this lease by lapse of time or otherwise, surrender up and deliver the premises together with all improvements made thereon by Lessee in as good order and repair as when first

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received by Lessee, damage by fire and the elements excepted.

(16)
HOLDING OVER

In the event Lessee remains in possession of the demised premises after the term of this lease, including any renewal thereof, Lessee shall be deemed a tenant from month to month only at the most recent monthly rental payment provided for in this lease and governed in all other things except as to the duration of the term by the provisions of this lease.

(17)
RESTRICTION AGAINST LESSEE ASSIGNING OR SUBLETTING

It is agreed that this lease shall not be assigned, transferred, or the premises or any part thereof, sublet or underleased or under-rented without the previous written consent of Lessor and subject to such condition as he may impose; and any attempted assignment or transfer hereof or subletting or under-renting without such written consent shall be wholly null and void; providing, however, that this paragraph shall not prohibit assignment to any corporation pursuant to an agreement of merger or consolidation between Lessee and such corporation, nor shall this paragraph prohibit subletting to any partly or wholly owned subsidiary of Lessee.

(18)
LESSOR'S REMEDIES ON DEFAULT

If default be made in the payment of said rent, or any part thereof, or in the observance or performance of any of the terms, conditions or agreements herein contained, Lessor shall have the following remedies, provided that he has first given Lessee written notice specifying such default and Lessee has failed to cure such default within thirty (30) days after receiving said notice:

a.
Lessor may sue to collect any and all sums which may accrue to Lessor by virtue of the provisions of this lease and/or for any and all damages that may accrue buy virtue of the breach of this lease; Lessee hereby waiving all demand for rent.
b.
Lessor may sue to restrain by injunction any violation or threatened violation of the covenants, conditions or provisions of this lease.
c.
Lessor may, without notice to Lessee and without demand for rent due or for the observance or performance of any of said terms, conditions or agreements, terminate this lease, re-enter said premises

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and remove all persons and property therefrom, using such force as may be necessary. If this lease shall be terminated before its expiration by reason of Lessee's default, or if Lessee shall abandon or vacate said premises before the expiration of the term of this lease, the same may be re-rented by Lessor for such rent and upon such terms as Lessor may see fit.
(19)
LEGAL SEPARABILITY

If any terms or provisions of this lease or the application thereof to any person and circumstance shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and shall be enforceable to the fullest extent permitted by law.

(20)
USE OF SIGNS

The Lessee shall not erect or display any signs, pictures or other advertisements on any part of the outside or inside of said building or on or about the demised premises, except with the prior approval in writing of the Lessor; providing, however, that Lessee shall have the right to erect one sign on the outside of the building announcing the Lessee's name, and the profession conducted by the Lessee.

(21)
QUIET ENJOYMENT AND POSSESSION

Lessor hereby covenants and agrees with Lessee that if Lessee shall perform all of the covenants and agreements herein agreed to be performed on his part, the said Lessee shall, at all times during the term hereof or of any renewal term have the peaceable and quiet enjoyment and possession of the leased premises without any manner of let or hindrance from Lessor or any person or persons lawfully claiming said premises.

(22)
GENERAL PROVISIONS
1.
This agreement shall be governed by the laws of the State ofOhio.
2.
It is understood and agreed between the parties that all agreements and understandings of any

EXHIBIT 10.3

character heretobefore had between them are embodied in this instrument, and no changes shall be made herein unless the same shall be in writing and duly signed by the parties hereto in the same manner and form as this lease has been executed.
3.
All notices, demands or request which may or are required to be given by either party to the other shall be in writing. All such notices, demands or requests by Lessor to Lessee shall be sent to Lessee at the demised premises or at such other place that Lessee may from time to time designate in writing. All such demands, notices or requests by Lessee to Lessor shall be sent to the Lessor at 22690 Pemberville Road, Luckey, OH 43443 or such other place Lessor may from time to time designate in writing.
4.
The terms, conditions and provisions of this lease shall inure to and be binding upon the Lessor and Lessee and their respective heirs, executors, administrators, successor and assigns.

IN WITNESS WHEREOF, the Lessor and Lessee have executed this lease the day and year first above written

LESSOR: REDBUG,LLC

/s/ Mark R. Radabaugh

Mark R. Radabaugh

It's Managing Member

LESSEE:

AMPLEX ELECTRIC, INC.

/s/ Mark R. Radabaugh

Mark R. Radabaugh

It's President

State of Ohio

ss

County of Wood

Before me, a Notary Public in and for said County, personally appeared the above named RED BUG,

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LLC, Lessor, by and through Mark R. Radabaugh, It's Managing Member, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed as and for said Lessor.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at

Pemberville, Ohio this 15th day of December, 2015.

EXHIBIT 10.3

State of Ohio

ss

County of Wood

Before me, a Notary Public in and for said County, personally appeared the above named

AMPLEX ELECTRIC, INC, Lessee, by and through Mark R. Radabaugh, It's President, who aclmowledged that he did sign the foregoing instrument and that the same is his free act and deed as and for said Lessee.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at

Pemberville, Ohio this 15th day of December, 2015.

PREPARED BY CHEETW00D, DAvms, RUCK & SPEWEIK, LTD, ATI0RNEYS AT LAW 427 w. COLLEGE AVENUE, P. 0. Box 412, PEMBERVILLE, OH 43450

(419) 287-3233

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Exhibit A

A parcel ofland being part of the Road Tract 62, Town Six (6) North, Range Twelve (12) East, in Troy Township, Wood County, Ohio, said parcel of land being bounded and described as follows:

Commencing at the intersection of the South line of Road Tract 62 with the West line of Road Tract 62, said West line of Road Tract 62 also being the centerline of Pemberville Road, said point of intersection being marked with a found railroad spike;

Thence in a northerly direction along said West line of Road Tract 62 having a bearing of North zero (00) degrees, forty-six (46) minutes, forty-nine (49) seconds East along a line, a distance of five hundred forty-eight and zero hundredths (548.00) feet to the intersection of the North line of a parcel of land as described in Official Record 3143, Page 862, Wood County Deed Records in the name of Schober Rentals NO. 4 LLC, said point marked with a found mag nail, said point of intersection also being the True Point of Beginning;

Thence continuing North zero (00) degrees, forty-six (46) minutes, forty-nine (49) seconds East along said West line of Road Tract 62, a distance of one hundred seventy one and zero hundredths (171.00) feet to a point, said point being marked with a set mag nail;

Thence South eighty-nine (89) degrees, thirteen (13) minutes, eleven (11) seconds East along a line, passing through a set capped iron rebar at a distance of thirty and zero hundredths (30.00) feet, a total distance of four hundred thirty and ninety-six hundredths (430.96) feet to a point, said point being marked with a set capped iron rebar;

Thence South zero (00) degrees, forty-six (46) minutes, forty-nine (49) seconds West along a line, passing through a set capped iron rebar at a distance of five hundred forty one and ninety-one hundredths (541.91) feet, a total distance of five hundred ninety-one and ninety-one hundredths (591.91) feet to the intersection of said North line of a parcel ofland, described in Official Record 3143, Page 862, Wood County Deed Records, in the name of Schober Rentals NO. 4 LLC;

Thence North thirty-eight (38) degrees, thirty-five (35) minutes, twenty-six (26) seconds West along said North line of a parcel of land described in Official Record 3143, Page 862, Wood County Deed Records in the name of Schober Rentals NO. 4 LLC, a distance of one hundred eighty-two and eighty-nine hundredths (182.89) feet to a point;

Thence North forty-two (42) degrees, fifty-six (56) minutes, forty-five (45) seconds West along said North line of a parcel of land as described in Official Record 3143, Page 862, Wood County Deed Records in the name of Schober Rentals NO. 4 LLC, a distance of one hundred seventy-nine and zero hundredths (179.00) feet to a point;

Thence North forty-eight (48) degrees, twenty-two (22) minutes, fifty-seven (57) seconds West along said North line of a parcel ofland as described in Official Record 3143, Page 862, Wood County Deed Records in the name of Schober Rentals NO. 4 LLC, a distance of two hundred five and two hundredths (205.02) feet to a point;

Thence North sixty-five (65) degrees, ten (10) minutes, fifty-seven (57) seconds West along said North line of a parcel ofland as described in Official Record 3143, Page 862, Wood County Deed Records in

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the name of Schober Rentals NO. 4 LLC, a distance of thirty-nine and fifty-four hundredths (39.54) feet to the True Point of Beginning.

Said parcel of land having an area of 154,094 square feet or 3.538 acres of land, more or less. All within Tax Parcel Number U69-612-616000012003.

Subject to legal highways.

The above described parcel of land is subject to any and all leases, easements and restrictions of record.

Said parcel of land having a present road occupies area of 5,331 square feet of 0.122 acres of land, more or less.

The bearings used hereon are based on an assumed meridian and are for the express purpose of calculating angular measurement.

Said set capped iron rebar being a 5/8" diameter and 30" long iron rebar with plastic cap stamped "Feller Finch PS7827".

The above description is based on a survey performed under the supervision of D. Edward Thornton, P.S., Professional Surveyor No. 7827, during April, 2015.